SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              (AMENDMENT NO. _____)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                         The Americas Income Trust Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                    (specify)
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
[ ]   Fee computed on table below per Exchange Act Rules 14a96(i)(4) and O-11.
      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction :

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      (5)   Total fee paid:

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[ ]   Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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


THE AMERICAS INCOME TRUST INC.
222 South Ninth Street
Minneapolis, Minnesota 55402

                                                                   March 2, 1998
Dear Shareholders:

Attached is a notice and proxy statement for a special meeting of shareholders of The Americas Income Trust Inc. (the fund) to be held April 9, 1998.

YOU ARE BEING ASKED TO APPROVE A NEW SUB-ADVISORY AGREEMENT BETWEEN PIPER CAPITAL MANAGEMENT INCORPORATED (PIPER CAPITAL) AND SALOMON BROTHERS ASSET MANAGEMENT INC. (SBAM). As you may know, on November 28, 1997, Salomon Inc, the ultimate parent company of SBAM, merged with and into Smith Barney Holdings Inc., a subsidiary of Travelers Group Inc., to form a new company called Salomon Smith Barney Holdings Inc. As a result of the transaction, Travelers became the ultimate parent of SBAM. Under the Investment Company Act of 1940, as amended, the transaction arguably resulted in the assignment and automatic termination of the old sub-advisory agreement. Therefore, the fund's Board of Directors approved a new sub-advisory agreement between Piper Capital and SBAM, which became effective on November 28, 1997. The 1940 Act requires that shareholders approve this new agreement as well.

THE NEW SUB-ADVISORY AGREEMENT IS IDENTICAL IN ALL MATERIAL RESPECTS TO THE SUB-ADVISORY AGREEMENT BETWEEN PIPER CAPITAL AND SBAM THAT SHAREHOLDERS APPROVED IN MAY 1996. SUB-ADVISORY FEES CHARGED BY SBAM REMAIN UNCHANGED. The fund's Board of Directors has recommended that shareholders vote to approve the new sub-advisory agreement.

PLEASE TAKE A MOMENT NOW TO READ THE ATTACHED NOTICE AND PROXY STATEMENT AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Your prompt attention to this proxy statement will save solicitation expenses for the fund. If you haven't already voted as the date of the meeting approaches, you may receive a telephone call from Shareholder Communications Corporation, a professional proxy solicitation firm, reminding you to exercise your right to vote. If you have questions about the proposal being presented to shareholders, please contact your broker.

Sincerely,

Paul A. Dow, President

                         THE AMERICAS INCOME TRUST INC.
                               Piper Jaffray Tower
                             222 South Ninth Street
                        Minneapolis, Minnesota 55402-3804

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL 9, 1998

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of The Americas Income Trust Inc. (the "Fund") will be held at 10:00 a.m., Central Time, on Thursday, April 9, 1998, on the Eleventh floor of the Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota. The purposes of the meeting are as follows:

     1. To vote on a new sub-advisory agreement between Piper Capital Management Incorporated and Salomon Brothers Asset Management Inc. No fee increase is proposed.

     2. To vote on such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Shareholders of record on February 27, 1998, are the only persons entitled to notice of and to vote at the meeting. Your attention is directed to the attached Proxy Statement.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE UPCOMING MEETING, PLEASE FILL IN, SIGN, DATE, AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE FUND FURTHER SOLICITATION EXPENSE. A stamped return envelope is enclosed for your convenience.

                                    By Order of the  Board of Directors


                                    Susan Sharp Miley
                                    Secretary


Dated:   March 2, 1998

                                 PROXY STATEMENT

                SPECIAL MEETING OF SHAREHOLDERS -- APRIL 9, 1998

     The enclosed proxy is solicited by the Board of Directors of The Americas Income Trust Inc. (the "Fund") in connection with a special meeting of shareholders of the Fund to be held Thursday, April 9, 1998, and any adjournments or postponements thereof. The costs of solicitation, including the cost of preparing and mailing the Notice of Meeting and this Proxy Statement, will be paid by the Travelers Group Inc. or its affiliates. Such mailing will take place on approximately March 4, 1998. Representatives of Piper Capital Management Incorporated (the "Adviser"), the investment adviser and manager of the Fund, may, without cost to the Fund, solicit proxies on behalf of the management of the Fund by means of mail, telephone, or personal calls. In addition, the Fund has engaged Shareholder Communications Corporation to assist in the solicitation of proxies, the cost of which is anticipated to be approximately $3,500.

     A proxy may be revoked before the meeting by giving written notice of revocation to the Secretary of the Fund, or at the meeting prior to voting. Unless revoked, properly executed proxies in which a choice is not specified by the shareholders will be voted "for" the proposal being presented to shareholders, in accordance with the recommendation of the Fund's Board of Directors. In instances where a choice is specified by the shareholders in the proxy, those proxies will be voted in accordance with the shareholder's choice. Abstentions may be specified and will be counted as present for purposes of determining whether a quorum of shares is present at the meeting, but will have the same effect as a vote "against" the proposal. Under the Rules of the New York Stock Exchange, the proposal being presented to shareholders is considered a "non-discretionary" proposal, which means that brokers who hold Fund shares in street name for customers are not authorized to vote on such proposal on behalf of their customers who have not furnished the broker specific voting instructions. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on the proposal, then the shares covered by such non-vote shall not be counted as present for purposes of calculating the vote with respect to the proposal. So far as the Board of Directors of the Fund is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. Should any other matters properly come before the meeting calling for a vote of shareholders, it is the intention of the persons named as proxies in the enclosed proxy to vote upon such matters according to their best judgment.

     Only shareholders of record on February 27, 1998, may vote at the meeting or any adjournments thereof. As of that date, there were issued and outstanding 6,251,305 common shares, $.01 par value, of the Fund. Common shares represent the only class of securities of the Fund. Each shareholder of the Fund is entitled to one vote for each share held. As of February 27, 1998, the following persons were known to Fund management to own beneficially more than 5% of the Fund's common shares:

    Name and Address              Amount and Nature              Percent of
  of Beneficial Owner          of Beneficial Ownership         Common Shares
----------------------         -----------------------         -------------

Magten Asset                   580,300 shares, shared               9.1%
Management Corp.               voting and investment
("Magten")                     power
35 E. 21st Street
New York, NY

Mellon Bank, N.A.              453,800 shares*, shared              7.3%
as Trustee for the             voting and investment
General Motors                 power
Employees' Domestic
Group Pension Trust
("GM Pension Trust")
One Mellon Center
Pittsburgh, PA

-----------------
* Such shares are held by Magten on behalf of GM Pension Trust, and are included in the 580,300 shares listed above as being beneficially owned by Magten.

     In the event that sufficient votes are not received for the adoption of proposal #1, an adjournment or adjournments of the meeting may be sought. Any adjournment would require a vote in favor of the adjournment by the holders of a majority of the shares present (in person or by proxy) at the meeting or any adjournment thereof. The persons named as proxies will vote all shares that have voted for the proposal in favor of adjournment; shares voted against the proposal will be voted against adjournment.

     COPIES OF THE FUND'S MOST RECENT ANNUAL REPORT ARE AVAILABLE TO SHAREHOLDERS UPON REQUEST. IF YOU WOULD LIKE TO RECEIVE A COPY, PLEASE CONTACT THE FUNDS AT 222 SOUTH NINTH STREET, MINNEAPOLIS, MINNESOTA 55402, OR CALL 800-866-7778, EXTENSION 6786, AND ONE WILL BE SENT, WITHOUT CHARGE, BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF YOUR REQUEST.


                    APPROVAL OF A NEW SUB-ADVISORY AGREEMENT
                BETWEEN PIPER CAPITAL MANAGEMENT INCORPORATED AND
                     SALOMON BROTHERS ASSET MANAGEMENT INC

INTRODUCTION

     Salomon Brothers Asset Management Inc ("SBAM") serves as the investment sub-adviser for the Fund. On November 28, 1997, Salomon Inc ("Salomon"), the ultimate parent company of SBAM, merged with and into Smith Barney Holdings Inc., a subsidiary of Travelers Group Inc. ("Travelers"), to form a new company called Salomon Smith Barney Holdings Inc. (the "Transaction"). Upon consummation of the Transaction, Travelers became the ultimate parent of SBAM.

     At the time of the Transaction, SBAM was serving as the investment sub-adviser for the Fund pursuant to a sub-advisory agreement between the Adviser and SBAM dated May 14, 1996 (the "Old Sub-Advisory Agreement"). The Transaction could be deemed to have resulted in an "assignment," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Old Sub-Advisory Agreement. As required by the 1940 Act, the Old Sub-Advisory Agreement provided for its automatic termination in the event of its assignment. Accordingly, the Fund's Board of Directors (the "Board") approved a new sub-advisory agreement between the Adviser and SBAM (the "New Sub-Advisory Agreement"), identical in all material respects to the Old Sub-Advisory Agreement, which became effective on November 28, 1997. The Board is recommending that shareholders approve the New Sub-Advisory Agreement. A description of the New Sub-Advisory Agreement, including the services to be provided by SBAM thereunder, is set forth below.

THE TRANSACTION

     The Transaction was consummated on November 28, 1997, pursuant to a Merger Agreement dated September 24, 1997 between Travelers and

Salomon. In connection with the Transaction, Travelers issued 1.695 shares of its common stock in exchange for each outstanding share of Salomon common stock. Salomon preferred stockholders received one newly issued share of a corresponding series of Travelers preferred stock with terms substantially identical to those of the respective series of Salomon preferred stock they exchanged. The total value of the Transaction was approximately $9 billion.

     Prior to consummation of the Transaction, Travelers advised the Fund that it anticipated that, upon consummation of the Transaction, SBAM would continue to provide the same level of advisory services as had been provided to the Fund to date.

EXEMPTIVE ORDER

     Section 15(a) of the 1940 Act prohibits any person from serving as an investment adviser (or sub-adviser) to a registered investment company except pursuant to a written contract that has been approved by the shareholders of the registered investment company. Because there was insufficient time to obtain shareholder approval of the New Sub-Advisory Agreement prior to the Transaction, Travelers, Smith Barney Holdings Inc. and Salomon applied for an Order (the "Order") from the Securities and Exchange Commission exempting them from compliance with Section 15(a) of the 1940 Act pending approval of the New Sub-Advisory Agreement by Fund shareholders. The Order, which was issued on November 26, 1997, permitted the New Sub-Advisory Agreement to go into effect without shareholder approval upon consummation of the Transaction on November 28, 1997. Fees paid to the Sub-Adviser since such date have been held in escrow with an unaffiliated financial institution pending shareholder approval of the New Sub-Advisory Agreement. If Fund shareholders do not approve the New Sub-Advisory Agreement within 150 days after consummation of the Transaction, the amount held in escrow will be returned to the Fund.

SECTION 15(f) OF THE 1940 ACT

     Section 15(f) of the 1940 Act is available to the parties in connection with the Transaction. Section 15(f) provides in substance that when a sale of a controlling interest in an investment adviser occurs (including a sub-adviser), the investment adviser or any of its affiliated persons may receive any amount of benefit in connection therewith as long as two conditions are satisfied. First, an "unfair burden" must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" (as defined in the 1940 Act) includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any "interested person" (as defined in the 1940 Act) of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company. The Fund's Board of Directors is aware of no circumstances arising from the Transaction that might result in an unfair burden being imposed on the Fund. The second condition of Section 15(f) is that during the three-year period following the consummation of a transaction, at least 75% of the investment company's board of directors must not be "interested persons" (as defined in the 1940 Act) of the investment adviser or predecessor adviser. The Fund's Board of Directors currently meets this test.

THE OLD AND NEW SUB-ADVISORY AGREEMENTS

     Prior to the Transaction, SBAM acted as sub-adviser to the Fund pursuant to the Old Sub-Advisory Agreement. The Old Sub-Advisory Agreement was last presented to Fund shareholders for their initial approval at a meeting held May 9, 1996, and was last reapproved by the Board at a meeting held May 23, 1997. During the fiscal year ended October 31, 1997, SBAM received $214,596 in sub-advisory fees under the Old Sub-Advisory Agreement.

     As discussed above, the Transaction could be deemed to have resulted in the assignment and termination of the Old Sub-Advisory Agreement. Therefore, at a meeting held November 14, 1997, the Board approved the New Sub-Advisory Agreement, which became effective on November 28, 1997, the date of consummation of the Transaction.

     The New Sub-Advisory Agreement contains the same terms and conditions, including the fees payable thereunder, as the Old Sub-Advisory Agreement, except for the effective and termination dates. A copy of the New Sub-Advisory Agreement is attached as Exhibit A to this proxy statement and is summarized below. The following summary is qualified in its entirety by reference to the text of the New Sub-Advisory Agreement.

Services to be Performed

     Under the terms of the New Sub-Advisory Agreement, and subject to the supervision of the Adviser, SBAM will continue to direct the investment of the Fund's assets and be responsible for the formulation and implementation of a continuing program for the management of the Fund's assets and resources. SBAM will continue to make all determinations with respect to the investment of the assets of the Fund and will take all steps as may be necessary to implement the determinations, including the placement of purchase and sale orders on behalf of the Fund.

Expenses and Sub-Advisory Fees

     Like the Old Sub-Advisory Agreement, the New Sub-Advisory Agreement provides that the Adviser shall pay SBAM a monthly management fee at an annual rate of .375% of the Fund's average weekly net assets during each month. Such fee is equal to 75% of the advisory fee received by the Adviser from the Fund under an Investment Advisory and Management Agreement between the Fund and the Adviser. The New Sub-Advisory Agreement provides that SBAM shall bear all expenses of its performance of its obligations thereunder, but no other expenses.

Limitation of Liability

     The New Sub-Advisory Agreement provides that SBAM will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or its shareholders in connection with the performance by SBAM of its duties thereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of SBAM in the performance of its duties or from reckless disregard by SBAM of its duties under the New Sub-Advisory Agreement.

Duration and Termination

     The New Sub-Advisory Agreement has an initial term of two years, and thereafter will continue in effect only so long as such continuance is specifically approved at least annually by either the Board of Directors of the Fund, or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, provided that, in either event, such continuance is also approved by a vote of a majority of the directors who are not parties to such Agreement, or interested persons of such parties, cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreement provides for automatic termination in the event of its assignment. In addition, the New Sub-Advisory Agreement is terminable at any time, without penalty, by the Board of Directors of the Fund or by a vote of a majority of the Fund's outstanding voting securities on 60 days' written notice to the Adviser and SBAM, by the Adviser on 60 days' written notice to the Sub-Adviser, or by the Sub-Adviser on 60 days' written notice to the Adviser.

BOARD DELIBERATIONS

     At a meeting held on November 14, 1997, the Fund's Board of Directors, including the Board members who are not "interested persons" (as defined in the 1940 Act) of any party to the New Sub-Advisory Agreement or its affiliates, approved the New Sub-Advisory Agreement and recommended that shareholders of the Fund approve such Agreement.

     Prior to and during the meeting, the independent directors requested and received all information they deemed necessary to enable them to determine whether implementation of the New Sub-Advisory Agreement was in the best interests of the Fund. In approving the New Sub-Advisory Agreement and determining to submit it to shareholders for their approval, the Board determined that in order to assure the continuity and efficiency of sub-advisory services upon consummation of the Transaction it would be in the best interests of the Fund to approve the New Sub-Advisory Agreement. In connection with its review of the New Sub-Advisory Agreement, the Board reviewed materials furnished by SBAM and Travelers. These materials included financial statements as well as other written information regarding Travelers and Salomon and their personnel, operations and financial condition. The Board also considered the nature, quality and scope of the services provided by SBAM to date. The Board noted that it was expected that SBAM would be operated as a separate subsidiary of Travelers after consummation of the Transaction, with substantially the same investment personnel that SBAM employed prior to the transaction.

The Board also noted certain representations made by SBAM. SBAM represented that it expected, after the Transaction, to continue to manage the Fund in the same manner as prior to the closing, and that it anticipated no change in any of its portfolio managers. SBAM also represented that it would take all appropriate steps so that the scope and quality of advisory and other services provided to the Fund upon consummation of the Transaction would be at least equivalent to the scope and quality of services previously provided, and that it would apprise and consult with the Board if personnel providing services during such period were to change materially. In addition, the Board considered the fact that the terms of the Old Sub-Advisory Agreement and the New Sub-Advisory Agreement are substantially the same, including identical compensation terms. The Board also noted that all compensation payable to SBAM under the New Sub-Advisory Agreement would be held in escrow pending approval by Fund shareholders of such Agreement. Finally, the Board noted that the expenses of solicitation would be borne by Travelers or its affiliates.

     In addition to the foregoing considerations, the Board considered the high likelihood of SBAM's and Travelers' financial stability following consummation of the Transaction, particularly in light of the overall experience and reputation of SBAM and Travelers and their financial stability, and whether there were any aspects of the Transaction likely to affect the ability of SBAM to retain and attract qualified personnel following consummation.

VOTE REQUIRED

     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE TO APPROVE THE PROPOSED NEW SUB-ADVISORY AGREEMENT. Adoption of the proposal requires the favorable vote of a majority of the outstanding shares of the Fund, as defined in the 1940 Act, which means the lesser of the vote of (a) 67% of the shares of the Fund present at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund. Unless otherwise instructed, the proxies will vote for the approval of the proposed New Sub-Advisory Agreement.

                   SUPPLEMENTAL INFORMATION ABOUT THE ADVISER

     The Adviser is a wholly owned subsidiary of Piper Jaffray Companies Inc. ("Piper Jaffray"), a publicly held corporation which is engaged through its subsidiaries in various aspects of the financial services industry. The address of the Fund, the Adviser and Piper Jaffray is Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402-3804.


     On December 15, 1997, Piper Jaffray announced that it had entered into an agreement to be acquired by U.S. Bancorp. It is anticipated that this acquisition will be completed in the second quarter of 1998, subject to regulatory approvals, the approval of Piper Jaffray shareholders and the satisfaction of customary closing conditions. Under the 1940 Act, consummation of the acquisition of Piper Jaffray by U.S. Bancorp will result in the assignment and automatic termination of the Fund's investment advisory and sub-advisory agreements (including the New Sub-Advisory Agreement which shareholders are being asked to approve). Consequently, subject to prior approval by the Fund's Board of Directors, it is anticipated that Fund shareholders will be asked to approve new advisory and sub-advisory agreements containing the same fees and other substantive terms as the current agreements.

     The names and principal occupations of the principal executive officer and each director of the Adviser are set forth below. The address of all individuals is that of the Fund.

        Name                            Principal Occupation
-------------------    -----------------------------------------------------

Paul A. Dow            Chief Executive Officer and Chief Investment Officer
                       of the Adviser.

Deborah K. Roesler     Director of the Adviser and Chief Financial
                       Officer/Treasurer of Piper Jaffray Companies Inc.

Paula R. Meyer         Director and President of the Adviser.

Keith A. Kale          Director of the Adviser and Director of Marketing for
                       Piper Jaffray Inc.

     The following officers of the Fund are also officers and employees of the Adviser. No directors of the Fund are officers, directors or employees of the Adviser.

       Name           Position with Fund             Position with Adviser
-----------------     -------------------        -----------------------------

Paul A. Dow           President                  See table above

Robert H. Nelson      Vice President and         Senior Vice President
                      Treasurer

Susan S. Miley        Secretary                  Senior Vice President,
                                                 General Counsel and Secretary

     The Fund's directors and executive officers own, individually and in the aggregate, directly or indirectly, less than 1% of the outstanding shares of each of the Fund, Piper Jaffray (the parent of the Adviser) and Travelers (the indirect parent of SBAM).

     The Adviser currently serves as investment adviser for the following investment companies that have an investment objective similar to that of the
Fund:

                                                                 Net Assets at
         Funds                    Rate of Compensation         January 30, 1998
-----------------------      ----------------------------      ----------------

American Government          *see below                          $16,080,953
Income Fund Inc.
("AGF")

American Government          *see below                           18,357,911
Income Portfolio Inc.
("AAF")

American Opportunity         **see below                          16,990,546
Income Fund Inc.
("OIF")

American Strategic           **see below                           4,723,026
Income Portfolio Inc.
("ASP")

                                                                 Net Assets at
         Funds                    Rate of Compensation         January 30, 1998
-----------------------      ----------------------------      ----------------

American Strategic           **see below                         $17,946,820
Income Portfolio
Inc.--II ("BSP")

American Strategic           **see below                          24,068,468
Income Portfolio
Inc.--III ("CSP")

Highlander Income            Annual rate of .60%
Fund Inc.                    of average weekly net assets          1,989,467

American Select              Annual rate of .50%
Portfolio Inc.               of average weekly net assets         11,955,683

Government Income            Annual rate of .50% on first
Fund (series of Piper        $250,000,000; .45% on next
Funds Inc.)                  $250,000,000; and .40% on
                             average daily net assets
                             over $500,000,000                     6,958,110

Intermediate Bond            Annual rate of .30% on first
Fund (series of Piper        $100,000,000; .25% on next
Funds Inc.)                  $150,000,000; and .20% on
                             average daily net assets
                             over $250,000,000                     8,082,336

-----------------
* With respect to AGF and AAF, the Adviser receives monthly advisory fees in an amount equal to the sum of .025% of the average weekly net assets of each such fund during the month (approximately .30 of 1% on an annual basis) and 5.25% of the daily gross income (i.e., income other than gains from the sale of securities or gains received from options and futures contracts less interest on money borrowed by the fund) accrued by the fund during the month, but such monthly management fee may not exceed in the aggregate 1/12 of .60% of such fund's average weekly net assets during the month (approximately .60% on an annual basis).

** The Adviser receives a monthly management fee from each of OIF, ASP, BSP and CSP equal to the sum of .01667% of the average weekly net assets of such fund during the month (approximately .20 of 1% on an annual basis) and 4.5% of the daily gross income (i.e., income other than gains from the sale of securities or gains received from options and futures contracts less interest on money borrowed by such fund) accrued by such fund during the month, but such monthly management fee shall not exceed in the aggregate 1/12 of .725% of the fund's average weekly net assets during the month (approximately .725% on an annual basis).

     The Adviser has not waived, reduced or otherwise agreed to reduce its compensation under any contract applicable to the above Funds.

     In addition to providing investment advisory services to the Fund, the Adviser provides administrative services to the Fund pursuant to an Administration Agreement between the Adviser and the Fund. For the fiscal year ended October 31, 1997, the Fund paid $288,685 in investment advisory fees ($214,596 of which was paid by the Adviser to SBAM) and $115,474 in administration fees to the Adviser. The Adviser will continue to serve as the Fund's investment adviser and administrator if the New Sub-Advisory Agreement discussed above is approved.

     As investment adviser to the Fund, the Adviser also receives research services from broker-dealers that execute portfolio transactions for the Fund. In selecting brokers to execute portfolio transactions for the Fund, the Adviser seeks to obtain the best price and execution of orders. When consistent with these criteria, business may be placed with broker-dealers who furnish investment research services to the Adviser. Such research services are used by the Adviser in carrying out its investment management responsibilities with respect to its client accounts generally, but not necessarily in connection with the Fund.

     For the fiscal year ended October 31, 1997, the Fund paid no brokerage commissions to affiliated brokers.

                 SUPPLEMENTAL INFORMATION ABOUT THE SUB-ADVISER

     SBAM is a corporation organized under the laws of Delaware on December 24, 1987 and is registered as an investment adviser pursuant to the Investment Advisers Act of 1940, as amended. SBAM has served as sub-adviser to the Fund since May 14, 1996. As of December 31, 1997, SBAM and its worldwide investment advisory affiliates managed approximately $26 billion of assets, of which SBAM managed approximately $19.7 billion. The principal business address of SBAM is 7 World Trade Center, New York, New York 10048.

     SBAM is a wholly owned subsidiary of Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney"), which is in turn wholly owned by Travelers. The principal business address of Salomon Smith Barney and Travelers is 388 Greenwich Street, New York, New York 10013.

     The names and principal occupations of the current directors and executive officers of SBAM are set forth below. The address of all individuals, except Mr. Gadkari, is 7 World Trade Center, New York, New York 10048. The business address of Mr. Gadkari is Victoria Plaza, 111 Buckingham Palace Road, London, England SW1W OSB.

        Name                              Principal Occupation
------------------         -----------------------------------------------------

Thomas W. Brock            Chairman, Chief Executive Officer and Managing
                           Director of SBAM and Managing Director and Member of the Management Board of Salomon Brothers Inc.

Michael S. Hyland          President, Managing Director and Member of the Board
                           of SBAM and Managing Director of Salomon Brothers
                           Inc.

Rodney B. Berens           Managing Director and Member of the Board of SBAM and
                           Managing Director and Member of the Management Board of Salomon Brothers Inc.

Vilas V. Gadkari           Managing Director and Member of the Board of SBAM and
                           Managing Director of Salomon Brothers Inc.

Zachary Snow               Secretary of SBAM and Managing Director and Counsel
                           of Salomon Brothers Inc.

     No director, officer or employee of SBAM is an officer or director of the Fund.

     SBAM currently serves as investment adviser for the following investment companies that have an investment objective similar to that of the Fund:

                                                               Net Assets at
         Funds                  Rate of Compensation         January 30, 1998
-----------------------      -------------------------       ----------------

Salomon Brothers High        Annual rate of .75% of
Yield Bond Fund Inc.*        average daily net assets          $599,080,590

Salomon Brothers High        Annual rate of .70% of
Income Fund Inc.             average daily net assets            71,922,623

Salomon Brothers             Annual rate of .90 of
Worldwide Income             average weekly net assets          195,950,338
Fund Inc.**

Global Partners Income       Annual rate of .65% of
Fund Inc.***                 average weekly net assets          214,411,677

------------------
*    For the last fiscal year SBAM waived certain management fees.
** SBAM also serves as Administrator and is paid a monthly fee at an annual rate of .15% of the value of the Fund's average weekly net assets up to $250 million and .125% of the value of such net assets in excess of $250 million for its services. SBAM in turn pays 80% of such fees collected to Prudential Mutual Fund Management, Inc. which serves as sub-administrator for the Fund. During the last fiscal year, SBAM was paid $315,258 by the Fund for its service as Administrator.
*** Fee is paid by Value Advisors LLC out of its management fee and includes compensation for administration services.


                              SHAREHOLDER PROPOSALS

     The due date for shareholder proposals to be considered for presentation at the Fund's next annual meeting has passed. As stated in the Fund's proxy statement dated July 11, 1997, such proposals were due at the Fund's offices no later than March 1, 1998.



                                    Susan Sharp Miley, Secretary

Dated: March 2, 1998

                                                                       EXHIBIT A

                             SUB-ADVISORY AGREEMENT


     Agreement, dated as of November 28, 1997, by and between Piper Capital Management Incorporated, a Delaware corporation (the "Adviser"), and Salomon Brothers Asset Management Inc, a Delaware corporation (the "Sub-Adviser").

     WHEREAS, the Adviser is the investment adviser to The Americas Income Trust Inc. (the "Company"), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser desires to retain the Sub-Adviser to assist the Adviser in furnishing an investment program to the Company.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Adviser and the Sub-Adviser agree as follows:

     1. The Adviser hereby employs the Sub-Adviser to serve as sub-adviser with respect to the assets of the Company, and to perform the services hereinafter set forth. The Sub-Adviser hereby accepts such employment and agrees, for the compensation herein provided, to assume all obligations herein set forth and to bear all expenses of its performance of such obligations (but no other expenses). The Sub-Adviser shall not be required to pay expenses of the Company, including, but not limited to (a) brokerage and commission expenses; (b) federal, state, local and foreign taxes, including issue and transfer taxes incurred by or levied on the Company; (c) interest charges on borrowings; (d) the cost of other personnel providing services to the Company; (e) fees and expenses of registering and maintaining registration of the Company's shares under appropriate federal securities laws and of registering or otherwise qualifying and maintaining registration or qualification of the shares of the Company under applicable state securities laws; (f) fees and expenses of listing and maintaining the listing of the Company's shares on the principal exchanges where listed or, if the Company's shares are not so listed, fees and expenses of listing and maintaining the quotation of the Company's shares on the principal over-the-counter market where traded; (g) expenses of printing and distributing reports to shareholders; (h) costs of shareholders' meetings and proxy solicitation; (i) charges and expenses of the Company's administrator, custodian and registrar, transfer agent and dividend disbursing agent; (j) compensation of the Company's officers, directors and employees that are not Affiliated Persons or Interested Persons (as defined in Section 2(a)(19) of the 1940 Act and the rules, regulations and releases relating thereto) of the Adviser or the Sub-Adviser;
(k) legal and auditing expenses; (l) costs of certificates representing common shares of the Company; (m) costs of stationery and supplies; (n) insurance expenses; (o) association membership dues; (p) travel expenses of officers and employees of the Sub-Adviser to the extent such expenses relate to the attendance of such persons at meetings at the request of the Board of Directors of the Company; (q) travel expenses for attendance at Board of Directors meetings by members of the Board of Directors of the Company, if any, who are also "interested persons" or "affiliated persons" of the Sub-Adviser; and (r) all other charges and costs of the Company's operation unless otherwise explicitly provided herein. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or on behalf of the Company in any way or otherwise be deemed an agent of the Company.

     2. The Sub-Adviser shall direct the investment of the Company's assets in accordance with the 1940 Act, the provisions of the Internal Revenue Code of 1986, as amended, relating to regulated investment companies, applicable laws, and the investment objective, policies and restrictions set forth in the Company's Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission pursuant to Rule 497 under the Securities Act of 1933, subject to the supervision of the Company, its officers and directors, and the Adviser and in accordance with the investment objectives, policies and restrictions from time to time prescribed by the Board of Directors of the Company and communicated by the Adviser to the Sub-Adviser and subject to such further limitations as the Adviser may from time to time impose by written notice to the Sub-Adviser.

     3. The Sub-Adviser shall formulate and implement a continuing program for the management of the Company's assets. The Sub-Adviser shall amend and update such program from time to time as financial and other economic conditions warrant. The Sub-Adviser shall make all determinations with respect to the investment of the assets of the

Company and shall take such steps as may be necessary to implement the same, including the placement of purchase and sale orders on behalf of the Company. The Sub-Adviser shall advise the Adviser and, if requested by the Adviser, advise the Company's Board of Directors (which shall make all non-investment decisions with respect to the securities in which the assets of the Company may be invested), of the manner in which voting rights, rights to consent to corporate action, and any other noninvestment decisions pertaining to the Company's portfolio securities should be exercised.

     4. The Sub-Adviser shall furnish such reports to the Adviser as the Adviser may reasonably request for the Adviser's use in discharging its obligations under the Investment Advisory and Management Agreement between the Company and the Adviser (the "Advisory Agreement"), which reports may be distributed by the Adviser to the Company's Board of Directors at periodic meetings of such Board and at such other times as may be reasonably requested by the Company's Board of Directors. Copies of all such reports shall be furnished to the Adviser for examination and review within a reasonable time prior to the presentation of such reports to the Company's Board of Directors.

     5. The Sub-Adviser shall select the brokers and dealers that will execute the purchases and sales of portfolio instruments for the Company and markets on or in which such transactions will be executed and shall place, in the name of the Company or its nominee, all such orders.

     (a) When placing such orders, the Sub-Adviser is authorized to employ such dealers and brokers as may, in the judgment of the Sub-Adviser (taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities and the firm's risk in positioning the securities), implement the policy of the Company to obtain the best price and execution. Consistent with this policy, the Sub-Adviser is authorized to direct the execution of the Company's portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Sub-Adviser to be useful or valuable to the performance of its sub-advisory functions for the Company. Information so received will be in addition to and not in lieu of the services required to be performed by the Sub-Adviser.

     It is understood that certain other clients of the Sub-Adviser may have investment objectives and policies similar to those of the Company, and that the Sub-Adviser may, from time to time, make recommendations that result in the purchase or sale of a particular security by its other clients simultaneously with the Company. If transactions on behalf of more than one client during the same period increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price or quantity. In such event, the Sub-Adviser shall allocate advisory recommendations and the placing of orders in a manner that is deemed equitable by the Sub-Adviser to the accounts involved, including the Company. When two or more of the clients of the Sub-Adviser (including the Company) are purchasing or selling the same security on a given day from the same broker or dealer, such transactions may be averaged as to price.

     (b) The Sub-Adviser agrees that, except to the extent permitted under Rule 17a-7 under the 1940 Act, or under any no-action letter or exemptive order issued to the Company by the Securities and Exchange Commission, it will not purchase or sell securities for the Company in any transaction in which it, the Adviser or any "affiliated person" of the Company, the Adviser or Sub-Adviser or any affiliated person of such "affiliated person" is acting as principal. The Sub-Adviser agrees that any transactions effected under Rule 17a-7 shall comply with the then-effective procedures adopted under such rule by the Company's Board of Directors.

     (c) The Sub-Adviser agrees that it will not execute any portfolio transactions for the Company with a broker or dealer or futures commission merchant which is an "affiliated person" of the Company, the Adviser or the Sub-Adviser or an "affiliated person" of such an "affiliated person" without the prior written consent of the Adviser. Notwithstanding the foregoing, transactions may be effected through Piper Jaffray Inc. if commissions, fees or other remuneration received are reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers or dealers or other futures commission merchants in connection with comparable transactions involving similar securities or similar futures contracts or options thereon being purchased or sold on an exchange or contract market during a comparable period of time. In effecting such transactions, the Sub-Adviser shall comply with
Section 17(e)(1) of the 1940 Act and the then-effective procedures adopted under such rule by the Company's Board of Directors.

     (d) The Sub-Adviser shall promptly communicate to the Adviser and, if requested by the Adviser, to the Company's Board of Directors, such information relating to portfolio transactions as the Adviser may reasonably request. The parties understand that the Company shall bear all brokerage commissions in connection with the purchases and sales of portfolio securities for the Company and all ordinary and reasonable transaction costs in connection with purchases of such securities in private placements and subsequent sales thereof.

     6. The Sub-Adviser may (at its cost except as contemplated by paragraph 5 of this Agreement) employ, retain or otherwise avail itself of the services and facilities of persons and entities within its own organization or any other organization for the purpose of providing the Sub-Adviser, the Adviser or the Company with such information, advice or assistance, including but not limited to advice regarding economic factors and trends and advice as to transactions in specific securities, as the Sub-Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Adviser or the Company, or in the discharge of the Sub-Adviser's overall responsibilities with respect to the other accounts for which it serves as investment manager or investment adviser.

     7. The Sub-Adviser shall cooperate with and make available to the Adviser, the Company and any agents engaged by the Company, the Sub-Adviser's expertise relating to matters affecting the Company.

     8. For the services to be rendered and the facilities to be furnished under this Agreement, the Adviser shall pay to the Sub-Adviser a monthly management fee at the annual rate of .375% of the Company's average weekly net assets during each month, as calculated below.

     For purposes of the calculation of such fee, average weekly net assets shall be determined on the basis of the Company's average net assets for each weekly period (ending on Friday) ending during the month. The net assets for each weekly period are determined by averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a business day for the Company, then the calculation will be based on the Company's net assets on the business day immediately preceding such Friday. Such fee shall be payable on the fifth day of each calendar month for services performed hereunder during the preceding month. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month during which this Agreement is in effect shall be prorated in a manner consistent with the calculation of fees as set forth above.

     Anything to the contrary herein notwithstanding, the Sub-Adviser may at any time and from time to time waive any part or all of any fee payable to it pursuant to this Agreement.

     9. The Sub-Adviser represents, warrants and agrees that:

     (a) The Sub-Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act") and is currently in compliance and shall at all times continue to comply with the requirements imposed upon it by the Advisers Act and other applicable laws and regulations. The Sub-Adviser agrees to (i) supply the Adviser with such documents as the Adviser may reasonably request to document compliance with such laws and regulations and
(ii) immediately notify the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of a registered investment company pursuant to any applicable law or regulation.

     (b) The Sub-Adviser will maintain, keep current and preserve on behalf of the Company in the manner provided by the 1940 Act all records required by the 1940 Act with respect to the Sub-Adviser's activities hereunder. The Sub-Adviser agrees that such records are the property of the Company, and will be surrendered to the Company promptly upon request.

     (c) The Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of the Company as the Adviser or the Company's administrator may from time to time require to document compliance with the 1940 Act, the Advisers Act, the Internal Revenue Code, applicable state securities laws and other applicable laws and regulations or regulatory and taxing authorities in countries other than the United States.

     (d) After filing with the Securities and Exchange Commission any amendment to its Form ADV, the Sub-Adviser will promptly furnish a copy of such amendment to the Adviser.

     (e) The Sub-Adviser will immediately notify the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.

     10. The Adviser represents, warrants and agrees that:

     (a) It has been duly authorized by the Board of Directors of the Company to delegate to the Sub-Adviser the provision of the services contemplated hereby.

     (b) The Adviser and the Company are currently in compliance and shall at all times continue to comply with the requirements imposed upon the Adviser and the Company by applicable law and regulations.

     11. The Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or its shareholders in connection with the performance of its duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

     12. This Agreement shall become effective as of the date first set forth above. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period of two years from the date of its execution, and thereafter shall continue in effect only so long as such continuance is specifically approved at least annually (a) by the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Company, and (b) by the vote of a majority of the directors who are not parties to this Agreement or Interested Persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval. It shall be the duty of the Directors of the Company to request and evaluate, and the duty of the Adviser and Sub-Adviser to furnish, such information as may be reasonably necessary to evaluate the terms of this Agreement and any renewal thereof.

     This Agreement may be terminated at any time without the payment of any penalty (a) by the vote of the Board of Directors of the Company or by the vote of the holders of a majority of the outstanding voting securities of the Company, upon 60 days' written notice to the Adviser and the Sub-Adviser, or (b) by the Adviser, upon 60 days' written notice to the Sub-Adviser; or (c) by the Sub-Adviser, upon 60 days' written notice to the Adviser. This Agreement shall automatically terminate in the event of its assignment as defined in the 1940 Act and the rules thereunder. This Agreement shall automatically terminate upon completion of the dissolution, liquidation or winding up of the Company.

     Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities or shares of the Company shall mean the vote of 67% or more of such shares if the holders of more than 50% of such shares are present in person or by proxy or the vote of more than 50% of such shares, whichever is less.

     13. No amendment to or modification of this Agreement shall be effective unless and until approved by the vote of a majority of the outstanding shares of the Company.

     14. This Agreement shall be binding upon, and inure to the benefit of, the Adviser and the Sub-Adviser, and their respective successors.

     15. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     16. Nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or any affiliate of the Sub-Adviser, or any employee of the Sub-Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

     17. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers thereunto duly authorized in multiple counterparts, each of which shall be an original but all of which shall constitute one of the same instrument.

                                    PIPER CAPITAL MANAGEMENT
                                    INCORPORATED


                                    By   /s/ Robert H. Nelson
                                        ------------------------------
                                        Name:  Robert H. Nelson
                                        Title: Senior Vice President



                                    SALOMON BROTHERS ASSET
                                    MANAGEMENT INC


                                    By   /s/ Thomas W. Brock
                                        ------------------------------
                                        Name:  Thomas W. Brock
                                        Title: Chairman

THE AMERICAS INCOME
TRUST INC.




NOTICE OF SPECIAL
MEETING OF SHAREHOLDERS


DATE:    APRIL 9, 1998


TIME:    10:00 A.M.


PLACE:
PIPER JAFFRAY TOWER, 11TH FLOOR
222 SOUTH NINTH STREET
MINNEAPOLIS, MINNESOTA


IMPORTANT:
PLEASE DATE AND SIGN YOUR
PROXY CARD AND RETURN IT PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE.

                         THE AMERICAS INCOME TRUST INC.
                 THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

         The undersigned appoints Paul A. Dow, Robert H. Nelson and Susan S. Miley, and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of The Americas Income Trust Inc. (the "Fund"), held by the undersigned at a special meeting of shareholders of the Fund to be held on April 9, 1998, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

THE PROXIES ARE INSTRUCTED:

1. To vote: FOR_____ AGAINST_____ ABSTAIN_____ approval of a new sub-advisory agreement between the Adviser and Salomon Brothers Asset Management Inc.


         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

         THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE ABOVE MATTER. IT IS UNDERSTOOD THAT, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ABOVE ITEM. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE FUND. RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY. SIGN, DATE, AND RETURN IN THE ADDRESSED ENVELOPE-NO POSTAGE REQUIRED. PLEASE MAIL PROMPTLY TO SAVE THE FUND FURTHER SOLICITATION EXPENSE.


                                        Dated:____________________________, 1998

                                        ________________________________________

                                        ________________________________________

                                        IMPORTANT: Please date and sign this
                                        proxy. If the stock is held jointly,
                                        signature should include both names.
                                        Executors, administrators, trustees,
                                        guardians, and others signing in a
                                        representative capacity should give
                                        their full title as such.